Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2 correctly, the correct answers are as follows:

  Item 72DD1 and 72DD2
  Total income dividends for which record date passed during the period

  Share Class      Total Income Dividends
                   (000's omitted)
  Class A           $1,023,435
  Class B            $26,631
  Class C           $22,527
  Class F           $27,287
  Total             $1,099,880
  Class 529-A       $6,006
  Class 529-B       $904
  Class 529-C       $1,240
  Class 529-E       $262
  Class 529-F       $127
  Class R-1         $152
  Class R-2         $2,866
  Class R-3         $8,967
  Class R-4         $3,296
  Class R-5         $6,974
  Total             $30,794


  Item 73 A1 and 73A2
  Distributions per share for which record date passed during the period

  Share Class         Dividends from Net Investment Income
  Class A             $0.5400
  Class B             $0.3444
  Class C             $0.3305
  Class F             $0.5259
  Class 529-A         $0.5298
  Class 529-B         $0.3203
  Class 529-C         $0.3065
  Class 529-E         $0.4397
  Class 529-F         $0.5089
  Class R-1            $0.3324
  Class R-2           $0.3531
  Class R-3           $0.4574
  Class R-4           $0.5306
  Class R-5           $0.6065










  Item 74U1 and 74U2
  ------------------
  Number of shares outstanding

  Share Class       Shares Outstanding
                    (000's omitted)
  Class A            1,980,666
  Class B           89,011
  Class C           86,016
  Class F           66,717
  Total             2,222,410
  Class 529-A       14,807
  Class 529-B       3,849
  Class 529-C       5,448
  Class 529-E       814
  Class 529-F       399
  Class R-1         571
  Class R-2         12,960
  Class R-3         35,181
  Class R-4         11,471
  Class R-5         13,713
  Total             99,213


  Item 74V1 and 74V2
  Net asset value per share (to nearest cent)

                        Net Asset Value
  Share Class           Per Share
  Class A               $28.79
  Class B               $28.64
  Class C                $28.59
  Class F               $28.74
  Class 529-A           $28.76
  Class 529-B           $28.68
  Class 529-C           $28.67
  Class 529-E           $28.69
  Class 529-F           $28.74
  Class R-1             $28.68
  Class R-2             $28.60
  Class R-3             $28.68
  Class R-4             $28.73
  Class R-5             $28.79